                         LEHMAN BROTHERS HOLDINGS INC.

                    Index-Plus Notes Due November 15, 2009,
          Performance Linked to the Dow Jones STOXX 50(SM) Index (SX5P)

Number R-1                                                    $
ISIN US 524908MG26                                            CUSIP 524908MG2

See Reverse for Certain Definitions

THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE
INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY
OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR
SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS
A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE
DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE
DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH
SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT
FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS
REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE &
CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE &
CO., HAS AN INTEREST HEREIN.

                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the
"Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, at Stated Maturity, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the
Securities represented hereby, an amount equal to the Maturity Payment Amount.
THE SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

                  Any amount payable at Stated Maturity hereon will be paid only upon presentation and surrender of this Security.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS
SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL
PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  The Dow Jones STOXX 50 Index is proprietary and copyrighted material. The Dow Jones STOXX 50 Index and the related trademarks have been licensed for certain purposes by the Lehman Brothers Holdings Inc. The
Securities, based on the performance of the Dow Jones STOXX 50 Index, are not sponsored, endorsed or promoted by STOXX Limited or Dow Jones & Company, Inc., and neither STOXX Limited nor Dow Jones & Company, Inc. makes a representation regarding the advisability of investing in the Securities.

                  This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                  IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its
Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:   November 15, 2004             LEHMAN BROTHERS HOLDINGS INC.

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         Attest: _______________________________
                                             Name:
                                             Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  November 15, 2004

CITIBANK, N.A.
  as Trustee

By:  __________________________
     Name:
     Title:  Authorized Signatory

                               Reverse of Security

                  This Security is one of a duly authorized series of Securities of the Company designated as Index-Plus Notes Due November 15, 2009,
Performance Linked to the Dow Jones STOXX 50(SM) Index (SX5P) (herein called the
"Securities"). The Company may, without the consent of the holders of the
Securities, create and issue additional notes ranking equally with the
Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the
"Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

                  The Maturity Payment Amount, at the request of the Trustee, shall be determined by the Calculation Agent pursuant to the Calculation Agency
Agreement.

                  All percentages resulting from any calculation with respect to the Securities will be rounded at the Calculation Agent's discretion.

                  The Trustee shall fully rely on the determination by the
Calculation Agent of the Maturity Payment Amount and shall have no duty to make any such determination.

                  This Security is not subject to any sinking fund.

                  If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the
Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity and the date three Business Days prior thereto was the Valuation Date.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of

the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of
Securities, the holders of a majority in aggregate principal amount of the
Securities of such series Outstanding may on behalf of the holders of all the
Securities of such series waive any past default or Event of Default under the
Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series.
Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this
Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this
Security or such other Securities.

                  No reference herein to the Indenture and no provision of this
Security or of the Indenture shall alter or impair the obligation of the
Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

                  The Securities are issuable in denominations of $1,000 and any whole multiples of $1,000.

                  The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the
Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

                  No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  As provided in the Indenture and subject to certain
limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this
Security, duly endorsed by, or accompanied by a written instrument of transfer in form

satisfactory to the Company and the Security Registrar duly executed by, the
Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Company intends to treat, and by purchasing this Security, the holder agrees to treat, for all tax purposes, this Security as a financial contract for cash settlement, rather than as a debt instrument.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Set forth below are definitions of the terms used in this
Security.

                  "AMEX" shall mean the American Stock Exchange LLC.

                  "Applicable USD/EUR Exchange Rate" shall mean the U.S.
dollar/euro exchange rate (expressed as the number of U.S. dollars per euro), as of the time the relevant USD Index Level is calculated, as determined by the
Calculation Agent.

                  "Business Day", notwithstanding any provision in the
Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, Nasdaq or AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

                  "Calculation Agency Agreement" shall mean the Calculation
Agency Agreement, dated as of November 15, 2004, between the Company and the
Calculation Agent, as amended from time to time, or any successor calculation agency agreement.

                  "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial
Calculation Agent shall be Lehman Brothers Inc.

                  "Close of Trading" shall mean, in respect of any Relevant
Exchange, the scheduled weekday closing time on a day on which the Relevant
Exchange is scheduled to be open for trading for its regular trading session, without regard to after hours or any other trading outside of the regular trading session hours.

                  "Closing Index Level" of the Index (or any Successor Index) on
any particular day shall mean the official closing level of the Index (or any
Successor Index), as reported by STOXX Limited (or of any Successor Index, as reported by the publisher of such Successor Index) on such day, or if (a) on any date prior to and including the Valuation Date, STOXX Limited discontinues publication of the Index and the Calculation Agent determines that no Successor
Index is available at such time or (b) STOXX Limited or the publisher of any
Successor Index, as the case may be, fails to calculate and announce a Closing
Index Level for

the Index or Successor Index, as the case may be, on any date when it would ordinarily calculate and announce such Closing Index Level in accordance with its customary practice, then, in the case of either (a) or (b), on such date, the Calculation Agent shall determine the Closing Index Level to be used for purposes of (x) determining whether the Closing USD Index Level has fallen below the Threshold Level on any Exchange Business Day during the Measurement Period and (y) computing the Maturity Payment Amount, all in accordance with the
Calculation Agency Agreement.

                  "Closing USD Index Level" on any particular day shall mean the
Closing Index Level of the Index on such day, multiplied by the Applicable
USD/EUR Exchange Rate, as determined by the Calculation Agent.

                  "Company" shall have the meaning set forth on the face of this
Security.

                  "Exchange Business Day" shall mean any day on which (a) the
Index or any Successor Index is calculated and announced by its publisher or
(b) if the Calculation Agent has determined that no Successor Index is available or STOXX Limited or the publisher of any Successor Index, as the case may be, fails to calculate and announce a Closing Index Level for the Index or Successor
Index, as the case may be, on any date when it would ordinarily calculate and announce such Closing Index Level in accordance with its customary practice, the
Calculation Agent calculates the Closing Index Level pursuant to Section 3(c)
of Annex A to the Calculation Agency Agreement.

                  "Final USD Index Level" shall equal the Closing USD Index
Level on the Valuation Date.

                  "Holder" shall have the meaning set forth on the reverse of this Security.

                  "Indenture" shall have the meaning set forth on the reverse of this Security.

                  "Index" shall mean the Dow Jones STOXX 50(SM) Index, as
calculated by STOXX Limited.

                  "Initial USD Index Level" shall equal 3576.6688, the Closing
USD Index Level on November 10, 2004.

                  "Market Disruption Event", with respect to the Index, shall mean the Calculation Agent has determined in its sole discretion that any of the following events has occurred:

         (a)      A material suspension of, or limitation imposed on, trading relating to the securities that then comprise 20% or more of the Index or any Successor Index, by the Relevant Exchanges on which those securities are traded, at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by that Relevant Exchange or otherwise.

         (b)      A material suspension of, or limitation imposed on, trading in futures or options contracts relating to the Index or any Successor
         Index by the primary exchange or

         quotation system on which those futures or options contracts are traded, at any time during the one-hour period that ends at the close of trading for that primary exchange or quotation system on such day, whether by reason of movements in price exceeding limits permitted by that primary exchange or quotation system or otherwise.

         (c)      Any event, other than an early closure, that disrupts or
         impairs the ability of market participants in general to effect transactions in, or obtain market values for, the securities that then comprise 20% or more of the Index or any Successor Index, on the
         Relevant Exchanges on which those securities are traded at any time during the one-hour period that ends at the close of trading on such day.

         (d)      Any event, other than an early closure, that disrupts or
         impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the Index or any Successor Index on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one-hour period that ends at the close of trading for that primary exchange or quotation system on such day.

         (e)      The closure of the Relevant Exchanges on which the securities that then comprise 20% or more of the Index or any Successor Index are traded or on which futures or options contracts relating to the Index or any Successor Index are traded prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Exchanges at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on the Relevant Exchanges and (b) the submission deadline for orders to be entered into the Relevant
         Exchanges for execution at the Close of Trading on such day.

         (f)      The Company, or any of its affiliates, is unable, after using commercially reasonable efforts to unwind or dispose of, or realize, recover or remit the proceeds of, any transactions or assets it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the Securities.

For purposes of determining whether a Market Disruption Event has occurred, the relevant percentage contribution of a security to the level of the Index or any
Successor Index will be based on a comparison of (x) the portion of the level of the Index attributable to that security and (y) the overall level of the Index, in each case immediately before the occurrence of the Market Disruption Event.

                  "Maturity Payment Amount" for each $1,000 principal amount of
Securities, shall equal:

                      o    If the Final USD Index Level is greater than or equal
                           to the Initial USD Index Level, the sum of:

                           (1)  $1,000, and

                                                              Upside               Final USD             Initial USD
                                     (2)  $1,000     x     Participation     x     Index Level     -     Index Level
                                                               Rate                ---------------------------------
                                                                                        Initial USD Index Level

                      o    If the Final USD Index Level is less than the Initial
                           USD Index Level and the Closing USD Index Level is at
                           or above the Threshold Level on all Exchange Business
                           Days during the Measurement Period, $1,000.

                      o    If the Final USD Index Level is less than the Initial
                           USD Index Level and the Closing USD Index Level has
                           fallen below the Threshold Level on any Exchange
                           Business Day during the Measurement Period, the
                           product of:

                           (1)  $1,000, and

                           (2)   Final USD Index Level
                                -----------------------
                                Initial USD Index Level

                  If requested by the Trustee, the Maturity Payment Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency
Agreement.

                  "Measurement Period" shall mean the period from November 10,
2004 to and including the Valuation Date.

                  "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "Relevant Exchange" shall mean, at any particular time, for any security (or any combination thereof) then included in the Index or any
Successor Index or used in determining the Closing Index Level pursuant to the
Calculation Agency Agreement, the primary exchange, quotation system (which includes bulletin board services) or other market of trading for such security.

                  "Securities" shall have the meaning set forth on the reverse of this Security.

                  "Security" shall have the meaning set forth on the face of this Security.

                  "Stated Maturity Date" shall mean November 15, 2009 (or if
November 15, 2009 is not a Business Day, on the next Business Day); provided, that if the Valuation Date is postponed because of the occurrence of a Market
Disruption Event or because such day is not an Exchange Business Day, the Stated
Maturity Date shall be the third Business Day following the date that the Final
USD Index Level on the postponed Valuation Date is determined.

                  "STOXX Limited" shall mean the joint venture of Deutsche
Boerse AG, Dow Jones & Company, Inc. and the SWX Group, which, among other things, currently calculates the Index.

                  "Successor Index" shall mean such substitute index as the
Calculation Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of the Index.

                  "Threshold Level" shall mean 2146.0013, as it may be adjusted from time to time by the Calculation Agent to the extent it believes appropriate, in a manner consistent with the adjustments to the method of calculation of the Index or the Successor Index described in the Calculation
Agency Agreement.

                  "Trustee" shall have the meaning set forth on the reverse of this Security.

                  "Upside Participation Rate" shall mean 114.2%.

                  "Valuation Date" shall mean November 11, 2009; provided that if a Market Disruption Event occurs on such day or if such day is not an
Exchange Business Day, then the Valuation Date shall be the next Exchange
Business Day on which no Market Disruption Event occurs.

                  All terms used but not defined in this Security are used
herein as defined in the Calculation Agency Agreement or the Indenture.

                                       10

                        --------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -             as tenants in common                   UNIF GIFT MIN ACT - ______ Custodian ______
                                                                                 (Cust)           (Minor)
TEN ENT -             as tenants by the entireties           under Uniform Gifts to Minors
JT TEN  -             as joint tenants with right of         Act ______________________________________
                      Survivorship and not as tenants in                     ( State)
                      common

      Additional abbreviations may also be used though not in the above list.

                        --------------------------------

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------

--------------------------------

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(Name and Address of Assignee, including zip code, must be printed or typewritten.)

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the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

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to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

                                     -----------------------------------------

                  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

---------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.